As of March 31, 2014, the following persons or entities now own more than 25% of a fund's voting security.

Person/Entity

Turner Market Neutral Fund, Class C
Pershing LLC				71.81%

Turner Medical Sciences Long/Short Fund, Investor Class
UBS WM USA				68.54%

Turner Spectrum Fund, Institutional Class
National Financial Services Corp.	26.59%

Turner Large Growth Fund, Institutional Class
Morgan Stanley Smith Barney		30.29%

Turner Large Growth Fund, Investor Class
National Financial Services Corp.	37.46%

Turner MidCap Growth Fund, Institutional Class
T Rowe Price Retirement Plan Services	29.86%


As of March 31, 2014, the following persons or entities no longer own more than 25% of a fund's voting security.


Turner Market Neutral Fund, Class C
Carolyn Turner & Robert E. Turner	0.00%

Turner Medical Sciences Long/Short Fund, Investor Class
Carolyn Turner & Robert E. Turner	5.63%

Turner Titan Fund, Class C
Raymond James & Assoc Inc.              10.70%

Turner Large Growth Fund, Institutional Class
Charles Schwab & Co.			18.02%